                                                                    Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration
Statements (Nos. 333-06705, 333-30042, 333-89096, 333-114898 and 333-137772) on
Form S-8 and in the Registration Statements (Nos. 333-99201 and 333-122226) on
Form S-3 of our report dated August 16, 2006 for the years ended June 30, 2005 and 2006, and to the addition of our firm under the caption "Experts" in the
Prospectus, insofar as it relates to our report on the financial statements for the two years ended June 30, 2006.

                                          /S/ MARGOLIN WINER & EVENS LLP
                                          --------------------------------------
                                          Margolin, Winer & Evens LLP

Garden City, New York
September 13, 2007